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                                                                   Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Transmedia Network Inc.:

We consent to incorporation by reference into previously filed registration statements on Form S-3 (Registration No. 333-49366) and on Form S-8 (Registration No. 333-72501 and Registration No. 333-06747) of Transmedia Network Inc. of our report dated November 20, 2000, except as to paragraph 4 of
Note 5 and Note 21, which are as of December 28, 2000, relating to the consolidated balance sheets of Transmedia Network Inc. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2000, which report appeared in the September 30, 2000 annual report on From 10-K of Transmedia Network Inc.







                                           /s/ KPMG LLP



Miami, Florida
December 29, 2000